UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

U.S. WELL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 562-3730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (0.0001 par value)	USWS	NASDAQ Global Select Market
Warrants	USWSW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.

On May 20, 2022, U.S. Well Services, Inc. (the “Company”) increased the size of the board of directors of the Company (the “Board”) from eight to nine directors and, in order to fill the newly created vacancy, appointed Kyle O’Neill, the Company’s President and Chief Executive Officer, to serve as a Class II director with a term expiring in 2023.

The terms of that certain First Amendment to Employment Agreement, dated effective as of April 30, 2022, by and between the Company and Mr. O’Neill (“First Amendment”), provides that Mr. O’Neill was to be named to, and is to perform the duties under, his Board appointment for no additional compensation. There are no related party transactions between Mr. O’Neill and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 20, 2022 and the Company’s stockholders voted on three proposals.

The first proposal was the election of two (2) individuals to serve as Class I directors of the Company until the 2025 annual meeting of stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. The election of the two (2) directors was approved as follows:

Proposal 1
Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Joel Broussard	41,151,935	1,936,207	11,702,443
Richard Burnett	41,490,305	1,597,837	11,702,443

The second proposal was the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation”) to effect, at the discretion of our board of directors, at a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), a reverse split of our common stock (the “Reverse Stock Split”). The votes on the proposal were:

Proposal 2	Votes For	Votes Against	Abstentions
Approval of an amendment to the Second A&R Certificate of Incorporation for Reverse Stock Split	40,963,944	3,035,791	46,926

The third proposal was the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022. The votes on the proposal were:

Proposal 3	Votes For	Votes Against	Abstentions
Ratification of KPMG LLP	52,918,875	1,028,776	842,933

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Well Services, Inc.

Dated: May 23, 2022	By:	/s/ Erin C. Simonson
	Name:	Erin C. Simonson
	Title:	Vice President & Corporate Secretary